Exhibit 5.1

Calfee, Halter & Griswold LLP
Attorneys at Law

1400 KeyBank Center
800 Superior Avenue
Cleveland, Ohio 44114-2688
216.622.8200 Phone
216.241.0816 Fax
www.calfee.com
January 9, 2009
LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio 44052
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for registration of (a) 25,223 shares of Fixed Rate Cumulative Perpetual Preferred, Series B, no par value per share (the “Preferred Shares”), of LNB Bancorp, Inc., an Ohio corporation (the “Company”); (b) a warrant dated December 12, 2008 (the “Warrant”) to purchase common shares, $1.00 par value per share, of the Company (the “Common Shares”); and (c) the 561,343 Common Shares for which the Warrant may be exercised (the “Warrant Shares,” and together with the Preferred Shares and the Warrant, collectively, the “Securities”). All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”).
     The Securities were issued pursuant to a Letter Agreement, dated as of December 12, 2008 (the “Letter Agreement”), between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement — Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).
     We are acting as counsel for the Company in connection with the registration for resale of the Securities. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Securities Purchase Agreement, the Warrant, records of meetings of the Board of Directors of the Company and committees thereof as provided to us by the Company, the Second Amended Articles of Incorporation and Amended Code of Regulations of the Company, each as restated and/or amended to date, and such other documents, records and matters of law as we have deemed necessary or advisable for purposes of the opinions expressed herein.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to
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original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents.
     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Ohio and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the State of Ohio, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Preferred Shares and the Warrant and, upon exercise in accordance with the terms of the Warrant, the Warrant Shares, to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Calfee, Halter & Griswold LLP
CALFEE, HALTER & GRISWOLD LLP